PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (“Agreement”), is entered into and made effective as of July 29, 2008, by and between NEOMEDIA TECHNOLOGIES INC., a Delaware corporation with its principal place of business located at Two Concourse Parkway, Suite 500, Atlanta, GA 30328 (the “Parent”), and the each subsidiary of the Parent listed on Schedule I attached hereto (each a “Subsidiary,” and collectively and together with the Parent, the “Company”), in favor of the YA GLOBAL INVESTMENTS, L.P. (the “Secured Party”).

WITNESETH:

WHEREAS, the Secured Party is the holder of certain secured convertible debentures and notes, and other evidence of indebtedness issued by the Parent to the Secured Party as set forth on Schedule A attached hereto (as may be amended, supplemented and restated from time to time, the “Original Debentures”);

WHEREAS, in connection with the Securities Purchase Agreement by and among the Parent and the Secured Party of even date herewith (the “Securities Purchase Agreement”), the Parent has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue to the Secured Party (i) an aggregate original principal amount of $8,650,000 of senior secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s Common Stock (the “Conversion Shares”); and (ii) warrants (the “Warrants”) to be exercisable to acquire additional shares of Common Stock (the “Warrants Shares”) initially in that number of shares of Common Stock set forth in the Securities Purchase Agreement;

WHEREAS, the Secured Party and the Parent are parties to the following (collectively, the “Prior Debt Documents”): the Original Debentures, the Security Agreement dated August 24, 2007 (the “Prior Security Agreement”) and any other existing security agreements, guaranty agreements, pledge agreements, credit agreement or other facility, mortgage, other debenture agreements or instruments, by and between the Secured Party and the Parent, under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or evidencing any outstanding obligation of the Parent to the Secured Party, and any other existing documents executed in connection with any of the foregoing; and

WHEREAS, it is a condition precedent to the Secured Party purchasing the Convertible Debentures and Warrants pursuant to the Securities Purchase Agreement that each Company shall have executed and delivered to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in all the Patent Collateral (as defined below) of each Company to secure all of the Parent's Obligations (as defined below) under the Securities Purchase Agreement, the Security Agreement dated July 29, 2008 (the “Security Agreement” and collectively along with the Prior Security Agreement, the “Security Document”) this Agreement, the Convertible Debentures, the Warrants, the Prior Debt Documents, any other mortgages, pledges, or other collateral documents, and any amendment, amendment and restatement, modification or supplement to any of the foregoing (collectively, the “Transaction Documents”);

WHEREAS, the Parent has agreed to provide the Secured Party a general security interest in Pledged Property (as this term is defined in the Security Documents) and to enter into this Agreement in addition to, and not in limitation of, the Security Documents for the purpose of recording the security interest of the Secured Party in the Patent Collateral with the United States Patent and Trade Marks Office;

WHEREAS, each Company has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company agrees as follows:

SECTION 1. Definitions. Unless otherwise defined herein otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Securities Purchase Agreement.

(a) “Obligations” shall have the meaning assigned to it in the Security Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment and performance of all of the Obligations of the Parent, the Parent does hereby mortgage, pledge and hypothecate to the Secured Party and grant to the Secured Party a security interest in all of the following property (the “Patent Collateral”), now owned and existing:

(a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Schedule B hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses and other agreements providing the Company with the right to use any of the items of the type referred to in clauses (a) and (b), including each patent license referred to in Schedule B hereto;

(d) the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

(e) all proceeds of, and rights associated with, the foregoing, (including license royalties and proceeds of infringement suits), and all rights corresponding thereto throughout the world.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Parent for the purpose of recording the security interest of the Secured Party in the Patent Collateral relating to patents referred to in Schedule A with the United States Patent and Trade Marks Office, to the extent it may be so registered therein. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Documents. The Security Documents (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with their terms.

SECTION 4. Release of Security Interest. Upon payment in full of all Obligations the Secured Party shall, at the Parent’s expense, execute and deliver to the Company all instruments and other documents as may be necessary or proper to release the lien on any security interest in the Patent Collateral which has been granted hereunder.

SECTION 5. Acknowledgement. The Parent does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Documents, the terms and provisions of which (including the remedies provided for therein) are incorporated by references herein as if fully set forth herein.

SECTION 6. Securities Purchase Agreement. Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict and are incapable of being construed in conjunction with the provisions of the Securities Purchase Agreement or the Security Documents, the provisions of the Securities Purchase Agreement shall take precedence over those contained herein and, in particular, if any act of a Company is expressly permitted under the Securities Purchase Agreement or Security Documents but is prohibited hereunder, any such act shall be permitted hereunder and any encumbrance expressly permitted under the Securities Purchase Agreement or Security Documents to exist or to remain outstanding shall be permitted hereunder and thereunder. This instrument, document or agreement may be sold, assigned or transferred by the Agent in accordance with the terms of the Securities Purchase Agreement.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 8. Additional Subsidiaries. The Parent agrees work with the Secured Party and any not yet named Subsidiaries to have this or a similar patent security agreement apply to all Subsidiaries of the Parent, to the extent legally possible.

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IN WITNESS WHEREOF, the parties hereto have executed this Patent Security Agreement as of the date first above written

NeoMedia Technologies Inc.

By: /s/ J. Scott Womble
Name: J. Scott Womble
Title: Chief Financial Officer

STATE OF ____________________ )
 ) SS:
COUNTY OF __________________ )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _______________________ who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at __________________, ____________________, this ___ day of __________, 2008.

Notary Public

IN WITNESS WHEREOF, the parties hereto have executed this Patent Security Agreement as of the date first above written.

SECURED PARTY:
YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OF ORGANIZATION

Company’s Name	State of Organization	Employer ID	Organizational ID
NeoMedia Technologies Inc.	Delaware

SCHEDULE A

ORIGINAL DEBENTURES

August 24, 2006	$5,000,000
December 29, 2006	2,500,000
March 27, 2007	7,458,651
August 24, 2007	1,775,000
April 10, 2008	390,000
May 16, 2008	500,000
May 29, 2008	790,000
July 10, 2008	137,750

SCHEDULE B

US PATENTS AND APPLICATIONS

US Patents and Applications of Neomedia 7/25/2008

Title	Filing Date	Serial Number	Issued On	Patent Number
MACHINE READABLE DOCUMENT AND METHOD FOR PROCESSING	5/9/1986	861,601	2/9/1988	4,724,309
SECURITY DOCUMENT	10/27/1997	08/961,556	7/18/2000	6,089,610
AUTOMATIC ACCESS OF ELECTRONIC INFORMATION THROUGH SECURE MACHINE-READABLE CODES ON PRINTED DOCUMENTS	11/8/1997	08/967,383	8/3/1999	5,933,829
METHOD FOR ACCESSING ELECTRONIC RESOURCES VIA EMBEDDED MACHINE READABLE DATA ON DOCUMENTS	5/9/1998	09/075,238	8/13/2002	6,434,561
SYSTEM AND METHOD FOR AUTOMATIC ACCESS OF A REMOTE COMPUTER OVER A NETWORK	1/15/1999	09/232,908	3/6/2001	6,199,048
SYSTEM AND METHOD FOR USING AN ORDINARY ARTICLE OF COMMERCE TO ACCESS A REMOTE COMPUTER	2/18/1999	08/538,365	11/2/1999	5,978,773
AUTOMATIC ACCESS OF ELECTRONIC INFORMATIONTHROUGH MACHINE-READABLE CODES ON PRINTED DOCUMENTS	5/11/1999	09/309,869	8/22/2000	6,108,656
METHODS FOR DETECTING FRAUDULENT INSTRUMENTS	10/14/1999	09/417,891	11/13/2001	6,315,329
INTERACTIVE SYSTEM FOR INVESTIGATING PRODUCTS ON A NETWORK	1/25/2000	09/806,723	8/6/2002	6,430,554
SYSTEM AND METHOD OF USING MACHINE-READABLE OR HUMAN-READABLE LINKAGE CODES FOR ACCESSING NETWORKED DATA RESOURCES	4/5/2000	09/543,178	4/1/2003	6,542,933
INTERACTIVE SYSTEM FOR INVESTIGATING PRODUCTS ON A NETWORK	8/28/2000	09/649,184	11/8/2003	6,651,053
METHOD FOR LINKING A BILLBOARD OR SIGNAGE TO INFORMATION ON A GLOBAL COMPUTER NETWORK THROUGH MANUAL INFORMATION INPUT OR A GLOBAL POSITIONING SYSTEM	8/28/2000	09/649,501	1/6/2004	6,675,165
SYSTEM AND METHOD OF LINKING ITEMS IN AUDIO, VISUAL, AND PRINTED MEDIA TO RELATED INFORMATION STORED ON AN ELECTRONIC NETWORK USING A MOBILE DEVICE	8/31/2000	09/652,943	7/20/2004	6,766,363
METHOD AND SYSTEM FOR SIMPLIFIED ACCESS TO INTERNET CONTENT ON A WIRELESS DEVICE	3/29/2001	09/821,677	3/8/2005	6,865,608
SECURITY SYSTEM	11/13/2001	09/987,136	3/11/2003	6,530,601
SYSTEM AND METHOD FOR AUTOMATIC ACCESS OF A REMOTE COMPUTER OVER A NETWORK	1/29/2004	10/768,991	6/3/2008	7,383,209
AUTOMATIC ACCESS OF INTERNET CONTENT WITH A CAMERA-ENABLED CELL PHONE	6/7/2004	10/863,580	1/31/2006	6,993,573
SYSTEM AND METHOD OF USING DNA FOR LINKING TO NETWORK RESOURCES	4/1/2005	11/097,989		
AUTOMATIC ACCESS OF A NETWORKED RESOURCE WITH A PORTABLE WIRELESS DEVICE	11/8/2005	11/269,139		
SYSTEM AND METHOD FOR AUTOMATIC ACCESS OF A REMOTE COMPUTER OVER A NETWORK	6/20/2007	11/765,887		
OPTICAL MESSAGING INTERCHANGE SYSTEM	3/14/2008	61/036,485		
AUTOMATIC ACCESS OF A NETWORKED RESOURCE WITH A PORTABLE WIRELESS DEVICE	3/25/2008	12/054,507		

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